Vanguard European Stock Index Fund
Vanguard Pacific Stock Index Fund
Supplement to the Prospectus and Summary
 Prospectuses for
Investor Shares and Admiral Shares?
New Target Indexes
Effective immediately, Vanguard European
Stock Index Fund and Vanguard
Pacific Stock Index Fund have begun tracking
 new target indexes, as previously
approved by the Funds? board of trustees.
The board believes that the new
indexes, listed below, are well-constructed
 and offer comprehensive coverage of
the Funds? respective market segments.
 In addition, Vanguard?s agreement with
the new index provider may result
 in considerable savings to shareholders over time in the form of lower expense ratios.
Each new index measures the same market
 segment as the corresponding
previous index, so the investment objectives
 and risks described in each Fund?s
current prospectus will not change.
 A Fund?s new target index could provide
different investment returns
 (either lower or higher) or different levels of volatility from those of the previous index.
Name Changes for ETF Shares
To better coincide with the new
 target indexes, the ETF share class of each Fund has changed its name, as listed below.
Vanguard Fund Previous
Target Index New Target Index
European Stock Index
Fund MSCI Europe Index
 FTSE Developed Europe Index
Pacific Stock Index Fund MSCI Pacific Index
 FTSE Developed Asia Pacific Index
Vanguard Fund Previous Vanguard ETF New Vanguard ETF
European Stock Index Fund MSCI Europe ETF FTSE Europe ETF
Pacific Stock Index Fund MSCI Pacific ETF FTSE Pacific ETF
Prospectus and Summary Prospectus Text Changes for Vanguard
European Stock Index Fund
The paragraph under ?Primary
 Investment Strategies? is replaced with the following: The Fund employs an indexing investment approach by investing all, or substantially all, of its assets in the common stocks included in the FTSE
Developed Europe Index. The
 FTSE Developed Europe Index is made up of approximately 511 common stocks of companies located in 17 European
countries?mostly companies in
the United Kingdom, France, Switzerland, and
Germany (which made up
approximately 33%, 15%, 13%, and 13%,
respectively, of the
Index?s market capitalization as of January 31, 2013).
Other countries represented
in the Index include Austria, Belgium, Denmark,
Finland, Greece, Ireland,
Italy, Luxembourg, the Netherlands, Norway, Portugal,
Spain, and Sweden.
The paragraph under ?Annual Total Returns?
 is replaced with the following:
The following bar chart and table
 are intended to help you understand the risks of investing in the Fund. The bar chart shows how the performance of the Fund?s
Investor Shares has varied from one
 calendar year to another over the periods shown. The table shows how the average annual total returns of the share classes presented compare with those of a relevant market index, which has investment characteristics similar to those of the Fund. MSCI Europe Index
returns are adjusted for withholding taxes.
 Keep in mind that the Fund?s past
performance (before and after taxes)
 does not indicate how the Fund will
perform in the future. Updated
performance information is available on our website at vanguard.com/performance or by calling Vanguard toll-free
at 800-662-7447.
The following credit line is added:
The Vanguard European Stock Index Fund
 is not in any way sponsored,
endorsed, sold or promoted by FTSE International
 Limited (?FTSE?) the London
Stock Exchange Group companies (?LSEG?)
 (together the ?Licensor Parties?)
and none of the Licensor Parties make
 any claim, prediction, warranty or
representation whatsoever, expressly or
 impliedly, either as to (i) the results
to be obtained from the use of the FTSE
 Developed Europe Index (the ?Index?)
(upon which the Vanguard European Stock
 Index Fund is based), (ii) the figure at which the Index is said to stand at any particular time on any particular day or otherwise, or (iii) the suitability of the
 Index for the purpose to which it is
being put in connection with the Vanguard
 European Stock Index Fund. None of the
Licensor Parties have provided or will
 provide any financial or investment
advice or recommendation in relation to
 the Index to Vanguard or to its clients.
The Index is calculated by FTSE or its agent.
 None of the Licensor Parties shall
be (a) liable (whether in negligence or otherwise)
 to any person for any error
in the Index or (b) under any obligation to advise any person of any error therein. All rights in the Index vest in FTSE. ?FTSE?? is a trademark of
LSEG and is used by FTSE under licence.
Prospectus and Summary Prospectus Text Changes for Vanguard
Pacific Stock Index Fund
The paragraph under ?Primary Investment
 Strategies? is replaced with the
following: The Fund employs an indexing
 investment approach by investing all, or substantially all, of its assets in the common stocks included in the FTSE
Developed Asia Pacific Index. The FTSE
 Developed Asia Pacific Index consists of approximately 836 common stocks of companies located in Japan, Australia,
South Korea, Hong Kong, Singapore, and
 New Zealand. As of January 31, 2013,
Japan and Australia made up approximately
 46% and 23%, respectively, of the
Index?s market capitalization.
The paragraph under ?Annual Total Returns?
 is replaced with the following:
The following bar chart and table are intended
 to help you understand the risks
of investing in the Fund. The bar chart shows
 how the performance of the Fund?s
Investor Shares has varied from one calendar
 year to another over the periods
shown. The table shows how the average
annual total returns of the share
classes presented compare with those
of a relevant market index, which has
investment characteristics similar
 to those of the Fund. MSCI Pacific Index returns are adjusted for withholding taxes.
 Keep in mind that the Fund?s past
performance (before and after taxes)
does not indicate how the Fund will
perform in the future. Updated performance
 information is available on our
website at vanguard.com/performance
 or by calling Vanguard toll-free
at 800-662-7447.
The following credit line is added:
The Vanguard Pacific Stock Index
Fund is not in any way sponsored, endorsed, sold or promoted by FTSE International
Limited (?FTSE?) the London Stock
Exchange Group companies (?LSEG?)
(together the ?Licensor Parties?) and
none of the Licensor Parties make
 any claim, prediction, warranty or
representation whatsoever, expressly
 or impliedly, either as to (i) the results to be obtained from the use of the FTSE Developed Asia Pacific Index
 (the?Index?)
(upon which the Vanguard Pacific Stock
Index Fund is based), (ii) the
figure at which the Index is said to
stand at any particular time on any
particular day or otherwise, or (iii)
the suitability of the Index for the
purpose to which it is being put in
connection with the Vanguard Pacific Stock
Index Fund. None of the Licensor
Parties have provided or will provide any financial or investment advice or recommendation in relation to the Index to Vanguard or to its clients.
The Index is calculated by FTSE or its agent.
None of the Licensor Parties
shall be (a) liable (whether in negligence or otherwise) to any person for any error in the Index or (b) under any obligation to advise any person of any error therein. All rights in the Index vest in FTSE. ?FTSE?? is a trademark of LSEG and is used by FTSE under licence.
Prospectus Text Changes
The following replaces similar
 text in the More on the Funds section under the heading ?Security Selection?:
European Stock Index Fund.
The Fund invests in the common stocks included in the FTSE Developed Europe
Index, which is made up of approximately 511 common stocks of companies located in 17 European countries. Four countries?the United Kingdom,
France, Switzerland, and Germany?dominate the Index. These four countries made up approximately 33%, 15%, 13%, and 13%, respectively, of the Index?s market capitalization as of January 31, 2013.
The other 13 countries?Austria,
 Belgium, Denmark, Finland, Greece, Ireland,
Italy, Luxembourg, the Netherlands,
Norway, Portugal, Spain, and Sweden?are
much less significant to the Index
 and, consequently, to the Fund. The Fund?s heavy exposure to just four countries subjects the Fund to a higher degree of
country risk than that of more
geographically diversified international funds.
As of January 31, 2013, the
Fund had an asset-weighted median market capitalization of $48.0 billion.
Pacific Stock Index Fund.
The Fund invests in the common stocks included in the FTSE Developed Asia Pacific Index, which is made up of approximately
836 common stocks of Pacific Basin companies.
 The Index is dominated by
the Japanese and Australian stock markets,
 which represented approximately
46% and 23%, respectively, of the Index?s
 market capitalization as of
January 31, 2013. The four other markets
 represented in the Index are South
Korea, Hong Kong, Singapore, and New Zealand.
 The Fund?s large investment
in the Japanese and Australian stock
 markets subjects the Fund to a higher
degree of country risk than that of more geographically diversified international funds. As of January 31, 2013, the Fund had an asset-weighted
median market capitalization of $20.5 billion.
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The Vanguard European Stock Index
Fund and Vanguard Pacific Stock Index Fund are not in any way sponsored, endorsed, sold or promoted by FTSE International
Limited (?FTSE?) the London Stock
Exchange Group companies (?LSEG?)
(together the  ?Licensor Parties?)
 and none of the Licensor Parties make any claim, prediction, warranty or representation whatsoever, expressly or impliedly, either as to (i) the results to be obtained from the use of the FTSE
Developed Europe Index and FTSE
Developed Asia Pacific Index (the ?Indexes?)
(upon which the Vanguard European
Stock Index Fund and Vanguard Pacific
Stock Index Fund are based), (ii)
 the figure at which the Indexes are said to stand at any particular time on any particular day or otherwise, or (iii) the suitability of the Indexes for the purpose to which they are being put in connection with the Vanguard
European Stock Index Fund and
Vanguard Pacific
Stock Index Fund. None of the
Licensor Parties have provided or will provide any financial or investment advice or recommendation in relation to the Indexes to Vanguard or to its clients.
 The Indexes are calculated by FTSE or
Its agent. None of the Licensor
 Parties shall be (a) liable
(whether in negligence or otherwise) to any person for any error in the Indexes or (b) under any obligation to advise any person of any error therein. All rights in the Indexes vest in FTSE.
 ?FTSE?? is a trademark of LSEG
and is used by FTSE under licence.
?2013 The Vanguard Group, Inc. All rights reserved.
Vanguard Marketing Corporation, Distributor. PS 72EP 032013